EXHIBIT 21

Subsidiaries of the Registrant

As of the date of this registration statement, Midnight Gaming Corporation does not own, directly or indirectly, any subsidiaries and therefore no subsidiary list is required under Item 601(b)(21) of Regulation S-K.

If the Company forms or acquires any subsidiary before effectiveness or thereafter (including any special-purpose acquisition vehicle or acquired operating company), we will update Exhibit 21 to identify each such subsidiary and its jurisdiction of incorporation or organization.